Exhibit 10.1

INDUSTRIAL MINERALS, INC.

SUBSCRIPTION AGREEMENT

The shares of Industrial Minerals, Inc.

to be subscribed for are to be purchased

pursuant to available exemptions

under applicable Securities Laws.

Per Common Share:

………….Price: US$0.___………..

Instructions

The Subscriber must:

1.	Mark their initials in section 1.3 to note that they are an “accredited investor”.

2.	Sign the Execution Page of the SUBSCRIPTION AGREEMENT (page 6).

3.	Initial as appropriate and sign SCHEDULE 1, ACCREDITED INVESTOR CONFIRMATION.

4.	Return one fully signed and initialled original of the SUBSCRIPTION AGREEMENT and SCHEDULE 1, ACCREDITED INVESTOR CONFIRMATION, to INDUSTRIAL MINERALS, INC., Attention: President.

SUBSCRIPTION AGREEMENT

        This Subscription Agreement is made as of the ___ day of ________, 2007 between Industrial Minerals, Inc., a Delaware corporation having a business address at 2904 South Sheridan Way, Suite 100, Oakville, Ontario, L6J 7L7 (the “Company”) and the undersigned subscriber, Mr. ___________, having an address at * (the “Subscriber”).

        The Company is quoted on the NASDAQ OTCBB under the trading symbol “IDSM.OB”.

        The Subscriber desires to acquire unregistered Common Shares of the Company.

        NOW, THEREFORE, for and in consideration of the promises and the mutual covenants hereinafter set forth, the parties hereto hereby agree as follows:

1.	Subscription and Representations.

1.1           Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to acquire from the Company and the Company hereby agrees to issue and deliver to the Subscriber * fully paid and nonassessable, restricted (with a Rule 144 legend) Common Shares of the Company (hereinafter such fully paid and nonassessable unregistered Common Shares of the Company are called the “Shares”) at a price of US$* per Share. The Subscriber understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) by reason of a claimed exemption under the provisions of the Act. The Subscriber tenders herewith the net subscription price of US$* made payable to the Company as payment in full for the subscription.

        Forthwith upon signing this Subscription Agreement the Company shall file a registration statement with the SEC to, among other things, obtain sufficient registered Common Shares to exchange for the restricted Shares set out herein, and shall apply its reasonable resources and efforts to obtain SEC approval for the registration of such Common Shares. Forthwith upon receipt of SEC approval of the registration statement for the registered Common Shares the parties (or their respective authorized representatives) shall meet and the Company shall exchange an equal number of registered Common Shares for the restricted Shares issued to the Subscriber hereunder.

1.2           The Subscriber recognizes that the acquisition of the Shares involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity in this investment in that (i) they may not be able to liquidate their investment in the event of an emergency; (ii) transferability is extremely limited; and (iii) they could sustain a complete loss of their entire investment. The Subscriber represents that the Subscriber is competent to understand and does understand the nature of the investment and is able to bear the economic risk of this investment.

1.3            The Subscriber shall initial the space below and shall initial and sign Schedule 1, Accredited Investor Confirmation, attached hereto:

____	The Subscriber represents that he/she is an “accredited investor” as such term is referred to in Schedule 1, Accredited Investor Confirmation, attached hereto.

____	The Subscriber represents that he/she is not a resident of the United States.

1.4           The Subscriber acknowledges that he/she has significant prior investment experience, including investment in non-listed and non-registered securities, and that he/she recognizes the highly speculative nature of this investment.

1.5           The Subscriber acknowledges that he/she has been advised, as a prospective investor in connection with the Shares subscribed for, to conduct his/her own review of the business, properties and affairs of the Company before subscribing for the Shares. The Subscriber hereby represents that he/she has been furnished with all information regarding the Company which Subscriber desired to know and that he/she has been afforded the opportunity to conduct his/her own due diligence and review concerning the Company and the terms and conditions of this Agreement.

1.6           The Subscriber acknowledges and agrees that the Company is relying on the Subscriber’s representations contained in this Agreement in determining whether to accept this subscription. The Subscriber agrees that the Company reserves the unrestricted right to reject or limit any subscription and to close the offer at any time.

1.7           The Subscriber represents and warrants that all representations made by the Subscriber hereunder are true and correct in all material respects as of the date of execution hereof, and the Subscriber further agrees that until the closing on the Shares subscribed for they shall inform the Company immediately of any changes in any of the representations provided by the Subscriber hereunder.

2.	Company’s Representations.

2.1           The Company represents and warrants to the Subscriber that: (a) the authorized capital stock of the Company consists of 200,000,000 shares of Common Stock, par value $0.001 per share, of which, as of August 15, 2007, 133,990,776 shares of Common Stock are outstanding; (b) all of the outstanding shares of the Company’s Common Stock are duly and validly issued and outstanding and are fully paid and non-assessable and free of preemptive rights; and (c) none of the outstanding shares of the Company’s Common Stock has been issued in violation of any preemptive rights of the current or past shareholders of the Company.

3.	Taxes.

3.1           Subscriber hereby agrees to be responsible for all of his/her taxes arising out of this transaction, including any taxes from the issuance of the common stock of the Company. If the Company has any obligation to withhold taxes on behalf of Subscriber, Subscriber agrees to pay the taxes or indemnify and reimburse the Company for any moneys paid on Subscriber’s behalf by the Company. If Subscriber fails to pay the taxes owed or indemnify or reimburse the Company for any liability resulting from such failure, the Company has the power to stop the transfer of its common stock to Subscriber or to reclaim common stock of the Company from the Subscriber to satisfy the tax liability. Subscriber hereby expressly appoints the President of the Company or its successor as his attorney for purposes of enforcing this provision, with full power of substitution in the premises.

4.	Miscellaneous.

4.1           Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, and to the Subscriber at his address indicated on the first page of this Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

4.2           This Agreement shall not be changed, modified, or amended except by a writing signed by the parties to be charged, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. The respective representations, warranties and covenants of the parties set forth in this Agreement shall survive delivery of the Shares contemplated hereunder.

4.3           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

4.4           This Agreement and its validity, construction and performance shall be governed in all respects by the laws in force in the State of Delaware, without giving effect to the choice of law rules thereof.

4.5           This Agreement may be executed in counterparts. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided.

5.	Provisions for Non-U.S. Persons

5.1            The following representations and warranties of the Subscriber, among other things, pertain to U.S. securities laws and the sale or transfer in the United States of the Shares. The Subscriber represents and warrants to the Company as follows:

(a) The Subscriber understands that prior to the registration of the Shares in the U.S., such securities may not be offered or sold, directly or indirectly, in the United States to or, or for the account or benefit of, a “U.S. Person” (as defined in Rule 902 of Regulation S promulgated under the Securities Act), which definition includes, but is not limited to: (1) any natural person resident in the United States, (2) any partnership or corporation organized under the laws of the United States, (3) any estate or trust of which the executor or administrator or trustee, respectively, is a U.S. person, (4) any discretionary or non-discretionary account held by a dealer or fiduciary for the benefit or account of a U.S. person and any partnership or company organized or incorporated under the laws of a foreign jurisdiction by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act (a “U.S. Person”) until registered under the Securities Act and the securities laws of all applicable states or unless an exemption from such registration requirements is available. The Subscriber agrees not to engage in any hedging transaction involving of the Shares.

(b) The Subscriber represents to the Company that he/she/it is not a U.S. Person, as described above.

(c) The Subscriber understands that the Company may implement procedures to ensure that the Shares may not be delivered within the United States other than in offerings deemed to meet the definition of an “offshore transaction” pursuant to Rule 902(h) of Regulation S promulgated under the Securities Act or where an exemption from registration under the Securities Act is available.

(d) A restrictive legend in substantially the following form shall be placed on each certificate evidencing any of the Shares:

The shares represented by this Certificate have not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”) or under any applicable state securities laws (the “State Laws”). The shares have been acquired for investment purposes and may not be sold, transferred, pledged or otherwise disposed of except in compliance with the registration requirements of the Securities Act and applicable State Laws, or pursuant to applicable exemptions from such registration requirements which may include sale through a Designated Offshore Securities Market. Further, unless the shares represented by this Certificate have been registered under the Securities Act, the sale, transfer, pledge or other disposition of these shares in the United States is prohibited except in accordance with the provisions of Regulation S (Rule 901 through 905 and the Preliminary Notes) promulgated under the Securities Act.

Any transfer of the Shares on the books and records of the Corporation will only be affected in accordance with such legend.

        In witness whereof the parties have executed this Subscription

        Agreement as of the day and year first written above.

SUBSCRIBER: Mr. *: ____________________________________	Industrial Minerals, Inc. By: _________________________________ Mr. David Wodar, President

( Name of Subscriber – please print)

By:
     (Authorized Signature)

(Official Capacity or Title - please print)

(Please print name of individual whose signature appears above if different than the name of the subscriber printed above.)

 (Subscriber’s Address including Postal Code)

(Telephone Number)      (Email Address)

(Social Insurance Number or Tax Identification Number)

Number of Shares:

Aggregate Subscription Amount: $

Principal: (Name of Principal) (Principal’s Address including Postal Code) (Telephone Number) (Email Address) (Social Insurance Number or Tax Identification Number)

Register the Shares as set forth below: (Name) (Account reference, if applicable) (Address) (Address)	Deliver the Shares as set forth below: (Name) (Account reference, if applicable) (Contact Name) (Address)